Execution Version 1 AMENDMENT NO. 1 TO FINANCING AGREEMENT This AMENDMENT NO. 1 TO FINANCING AGREEMENT (this “Agreement”), dated as of April 4, 2025, is entered into by and among Wag! Group Co., a Delaware corporation (the “Parent”), Wag Labs, Inc., a Delaware corporation (the “Borrower”), the other Guarantors party hereto, the lenders party hereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Financing Agreement (as defined below). WHEREAS, reference is made to that certain Financing Agreement, dated as of August 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date (as defined below), the “Existing Financing Agreement”), by, among others, the Parent, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Blue Torch, as Administrative Agent and as Collateral Agent (the Existing Financing Agreement, as amended by this Agreement, the “Financing Agreement”). WHEREAS, the Borrower has informed the Administrative Agent that it will not be in compliance with the financial covenant contained in Section 7.03(b) of the Existing Financing Agreement and as such, has requested that the Administrative Agent and the Required Lenders make certain amendments to the Existing Financing Agreement; WHEREAS, the Administrative Agent and the Lenders are willing to amend the Existing Financing Agreement, subject to the terms and conditions set forth herein; WHEREAS, pursuant to and in accordance with Section 12.02 of the Existing Financing Agreement and subject to the conditions set forth herein, the Loan Parties set forth herein, the Administrative Agent and the Lenders hereby agree to amend the Existing Financing Agreement as set forth herein; and NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Existing Financing Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: Section 11. Amendments to Existing Financing Agreement (a) Section 1.01 of the Existing Financing Agreement is hereby amended by adding the following defined terms in the proper alphabetical order therein: “First Amendment” means that certain Amendment No. 1 to Financing Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent. “Amendment No. 1 Effective Date” is defined in Section 3 of the First Amendment. (b) The definition of “Change of Control” in Section 1.01 of the Existing Financing Agreement is hereby amended and restated as follows: Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

2 “Change of Control” means each occurrence of any of the following: (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 50% of the aggregate outstanding voting or economic power of the Equity Interests of the Parent; (b) the Parent shall cease to have direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries or such lesser amount that it owns on the Effective Date or, if later, the date it becomes a Loan Party or Subsidiary (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), free and clear of all Liens (other than Permitted Specified Liens); (c) a “Change of Control” (or any comparable term or provision) under or with respect to any documents governing the Equity Interests with a market value in excess of $250,000 or Material Indebtedness (not including the Indebtedness under the Paycheck Protection Program as administered by the U.S. Small Business Administration under the Coronavirus Aid, Relief, and Economic Security Act) of the Parent or any of its Subsidiaries (to the extent such Change of Control or event of default thereof is not otherwise waived in accordance with such governing documents); or (d) [reserved]. (c) The definition of “Loan Documents” in Section 1.01 of the Existing Financing Agreement is hereby amended and restated in its entirety as follows: “Loan Document” means this Agreement, the First Amendment, any Control Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, any Intercompany Subordination Agreement, any Joinder Agreement, any Collateral Document, the VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered by any Loan Party pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation; provided, the Loan Documents shall not include the Equity Documents or Merger Documents. (d) Section 7.01(a)(xx) of the Existing Financing Agreement is hereby amended and restated in its entirety as follows: “(xx) by the following Tuesday (or if Tuesday is not a Business Day, Wednesday) after the end of each week starting with the week ending February 7, 2025, a 13-week cash flow forecast of the Parent and its Subsidiaries (the “13 Week Cash Flow”), in form and substance satisfactory to the Agents, together with a comparison of actual weekly disbursements, receipts and liquidity against the previously delivered 13-Week Cash Flow; and” (e) The minimum Revenue levels required under Section 7.03(a) of the Existing Financing Agreement are hereby amended and restated as indicated in Schedule 1 hereto. (f) The minimum Liquidity levels required under Section 7.03(b) of the Existing Financing Agreement are hereby amended and restated as indicated in Schedule 2 hereto. Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

3 Section 11. Limited Waiver. (a) The Loan Parties have requested that Administrative Agent and the Lenders waive the Specified Defaults identified in Schedule 3 hereto. (b) The Administrative Agent and the Lenders are willing to grant such limited waiver, subject to the terms and conditions set forth herein and in Schedule 3. Section 11. Conditions Precedent to Amendment. This Agreement shall become effective on the date (the “Amendment No. 1 Effective Date”) when each of the following conditions in this Section 2 have been satisfied (or waived) by the Administrative Agent: (a) The Administrative Agent shall have received on or before the Amendment No. 1 Effective Date the following, each in form and substance reasonably satisfactory to the Administrative Agent and, unless indicated otherwise, dated the Amendment No. 1 Effective Date and, if applicable, duly executed by the Persons party thereto: (i) An executed copy of this Agreement. (ii) A certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership, certificate of incorporation, articles of association, memorandum of association, or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Amendment No. 1 Effective Date by an appropriate official of the jurisdiction of organization or formation, as applicable, of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of the board of directors, shareholders and/or any similar governing body of such Loan Party authorizing (i) the transactions contemplated by this Agreement and (ii) the execution, delivery and performance by such Loan Party of this Agreement and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign this Agreement and other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers, (D) a copy of the Governing Documents of such Loan Party (including bylaws, operating agreement, partnership or other applicable organization document of each Loan Party), including all amendments thereto, (E) such certificates of good standing or existence (to the extent such concept exists in the applicable jurisdiction) from the applicable secretary of state of the state of organization of such Loan Party. Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

4 (iii) A certificate of an Authorized Officer of the Borrower, certifying as to the Solvency of the Borrower and its Subsidiaries, on a consolidated basis (after giving effect to this Agreement). (iv) A certificate signed by a Responsible Officer of each Loan Party dated as of the date hereof, stating that: (A) all representations and warranties set forth in Section 6 hereof are true and correct in all material respects (or if qualified by materiality, true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), and (B) on such date no Default or Event of Default has occurred or is continuing under this Agreement. (v) All reasonable, documented out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent) in connection with the preparation, negotiation and execution of this Agreement and the documents provided for herein or related hereto, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 3 Effective Date, shall have been, or will be substantially simultaneously, paid. Section 4. Post Closing Requirements. Borrower shall complete each of the post closing obligations and/or provide to Agent each of the documents and information listed on Schedule 4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent. Section 5. Amendment No. 1 Fees. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders in accordance with their pro rata shares, a fee in an amount equal to 2.10% of the aggregate principal amount of the Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date (the “Amendment No. 1 PIK Fee”). The Amendment No. 1 PIK Fee (i) is earned as of the Amendment No. 1 Effective Date and immediately due and payable on the date hereof, subject to the occurrence of the Amendment No. 1 Effective Date and, (ii) without any further action by any party, be capitalized and added to the outstanding principal of the Loans and be payable as part of the outstanding principal amount of the Loans immediately in effect prior to the date hereof. Section 6. Representations and Warranties. To induce Administrative Agent and the Lenders to enter into this Agreement, each Loan Party hereby: (a) represents and warrants to Administrative Agent and the Lenders that (i) as of the date hereof, each of the representations and warranties set forth in the Financing Agreement and each other Loan Document is true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects), except to the extent that any such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects on and as of such earlier date (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects); Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

5 (ii) as of the date hereof (and after giving effect to Amendment No. 1), no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing under the Financing Agreement or any other Loan Document; (11) such Loan Party has the power and is duly authorized to enter into, deliver and perform its obligations under this Agreement; (iv) each of this Agreement and the Financing Agreement is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (v) the execution, delivery and performance of this Agreement does not conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any contractual obligation of such Loan Party; and (b) neither this Agreement nor any document executed in connection herewith shall be deemed to constitute a refinancing, substitution or novation of the Financing Agreement, any Loan Document, the Obligations or any other obligations and liabilities thereunder; Section 7. Ratification and Reaffirmation. (a) The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Existing Financing Agreement and each other Loan Document. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Existing Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement or any other Loan Document in similar or different circumstances. (b) Each Loan Party party hereto expressly acknowledges that (i) all of its obligations under the Financing Agreement, Collateral Documents and other Loan Documents to which it is a party are hereby reaffirmed and remain in full force and effect on a continuous basis and (ii) its grant of security interest pursuant to the Collateral Documents is hereby reaffirmed and remains in full force and effect after giving effect to this Agreement. Section 8. Loan Document. This Agreement is a “Loan Document” under the Financing Agreement. Section 9. Release; Indemnification. (a) In further consideration of the execution of this Agreement by Administrative Agent and the Lenders, each Loan Party, individually and on behalf of its successors (including any trustees acting on behalf of such Loan Party and any debtor in possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates (collectively, the “Releasors”), hereby forever releases each Agent and Lender and their respective successors, assigns, parents, Subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, whether matured or unmatured, whether fixed or contingent that such Releasor has, had or may have against Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

6 the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Financing Agreement or the other Loan Documents prior to the date hereof, including with respect to the Obligations, any Collateral, the Financing Agreement, any other Loan Document and any third party liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Loan Party shall satisfy all other provisions of this Agreement or the other Loan Documents, including payment in full of all Obligations. Each Releasor understands, acknowledges and agrees that the foregoing release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. (b) Each Loan Party hereby acknowledges and agrees that such Loan Party’s obligations under the Financing Agreement shall include an obligation to indemnify and hold the Releasees harmless with respect to any Indemnified Matters in any manner relating to or arising out of the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement to the extent required by Section 12.15 of the Financing Agreement. Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 11. Counterparts. Section 12.08 of the Existing Financing Agreement (Counterparts) is hereby incorporated by this reference, mutatis mutandis. [Signature Pages Follow] Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

[Signature Page to Amendment No. 1] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. BORROWER: WAG LABS, INC. By: Name: Title: CEO GUARANTORS: WAG! GROUP CO. By: Name: Title: CEO COMPARE PET INSURANCE SERVICES, INC. By: Name: Title: President WAG WELLNESS, INC. By: Name: Title: CEO PAWSOME, INC. By: Name: Title: CEO Garrett Smallwood Garrett Smallwood Garrett Smallwood Garrett Smallwood Garrett Smallwood Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

[Signature Page to Amendment No. 1] BLUE TORCH FINANCE LLC, as Administrative Agent By: Name: Title: Docusign Envelope ID: 915105E3-BA26-4ABD-AE7E-D407BE1C9CC8

[Signature Page to Amendment No. 1] LENDERS: BTC HOLDINGS FUND II LLC By: Blue Torch Credit Opportunities Fund II LP, its sole member By: Blue Torch Credit Opportunities GP II LLC, its general partner By: KPG BTC Management LLC, its sole member By: ___________________________________ Kevin Genda Managing Member BTC HOLDINGS KRS FUND LLC By: Blue Torch Credit Opportunities KRS Fund LP, its sole member By: Blue Torch Credit Opportunities KRS GP LLC, its general partner By: KPG BTC Management LLC, its sole member By: ___________________________________ Kevin Genda Managing Member BTC OFFSHORE HOLDINGS FUND II-D LLC By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner By: KPG BTC Management LLC, its sole member By: __________________________ Kevin Genda Managing Member BTC HOLDINGS SBAF FUND-B LLC By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner By: KPG BTC Management LLC, its sole member By: ___________________________________ Kevin Genda Managing Member Docusign Envelope ID: 915105E3-BA26-4ABD-AE7E-D407BE1C9CC8

[Signature Page to Amendment No. 1] BTC HOLDINGS SBAF FUND LLC By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner By: KPG BTC Management LLC, its sole member By: ___________________________________ Kevin Genda Managing Member BTC HOLDINGS SC FUND LLC By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member By: Blue Torch Credit Opportunities SC GP LLC, its general partner By: KPG BTC Management LLC, its sole member By: ___________________________________ Kevin Genda Managing Member Docusign Envelope ID: 915105E3-BA26-4ABD-AE7E-D407BE1C9CC8

Schedule 1 Minimum Revenue Period End Revenue February 28, 2025 $64,119,727 March 31, 2025 $60,944,142 April 30, 2025 $58,731,368 May 31, 2025 $56,277,993 June 30, 2025 $56,369,530 July 31, 2025 $56,766,206 Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

Schedule 2 Minimum Liquidity So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment under the Financing Agreement, each Loan Party shall not, and shall cause its Subsidiaries not to, unless the Required Lenders shall otherwise consent in writing, permit Liquidity to be less than $5 million at any time; provided that, from the Amendment No. 1 Effective Date until April 18, 2025, Liquidity shall not be less than $4.5 million. Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

Schedule 3 Limited Waiver (a) The Borrower has informed the Administrative Agent that it is not compliance with the Financial Covenant under Section 7.03(a) of the Existing Financing Agreement and, as a result thereof, an Event of Default has occurred and is continuing pursuant to Section 9.01(c)(i) of the Financing Agreement (the “Specified Default”). (b) Subject to the terms and conditions set forth in the Agreement and in reliance on the representations, warranties, covenants and agreements of the Loan Parties set forth in the Agreement, the Administrative Agent and the Lenders hereby agree they will waive the Specified Default. (c) The foregoing limited waiver is a one-time waiver and shall apply only to the matters expressly set forth in clause (a). Without limiting the generality of the foregoing, such waiver shall not apply to any current or future circumstances not specified above. (d) Borrower and the other Loan Parties each acknowledge that the Administrative Agent and the Lenders have not made any assurances as to any additional waiver, forbearance, restructuring or other accommodations. (e) Borrower and the other Loan Parties acknowledge and agree that any Loan or other financial accommodation that the Administrative Agent or any Lender makes on or after the Amendment No. 1 Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 7 of the Agreement and the other covenants, agreements, representations and warranties of Borrower and the other Loan Parties thereunder. Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

Schedule 4 Post Closing Requirements Borrower shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion: 1. Borrower shall retain the services of an outside operational advisor within 3 Business Days of the Amendment No. 1 Effective Date , pursuant to an engagement letter in form and substance satisfactory to the Administrative Agent. Such operational advisor will be selected by the Borrower from a list previously provided by the Agent to the Borrower and the Borrower shall be responsible for all fees and expenses of such operational advisor. Doc ID: 5d55cdf76f2f7bd5468f2948096b8f3949344cc9

Dropbox Sign
Audit trail

Title	Blue Torch Amendment No. 1
File name	Wag_-_Amendment_N...57277405.10_.docx
Document ID	5d55cdf76f2f7bd5468f2948096b8f3949344cc9
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

SENT	**04 / 04 / 2025** 16:21:22 UTC	Sent for signature to Garrett Smallwood (garrett.s@wagwalking.com) from jenny.jones@wagwalking.com IP: 131.226.35.205
VIEWED	**04 / 04 / 2025** 16:24:16 UTC	Viewed by Garrett Smallwood (garrett.s@wagwalking.com) IP: 107.116.89.57
SIGNED	**04 / 04 / 2025** 16:25:11 UTC	Signed by Garrett Smallwood (garrett.s@wagwalking.com) IP: 107.116.89.57
COMPLETED	**04 / 04 / 2025** 16:25:11 UTC	The document has been completed.

Powered by Dropbox Sign